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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 2003, except for Note 1 and Note 20, as to which the date is March 27, 2003, relating to the financial statements and financial statement schedule, which appears in the Annual Report on Form 10-K of Manufacturers' Services Limited for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
July 31, 2003

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Exhibit 23.2